Exhibit 99.3

SemGroup Corporation

Unaudited Pro Forma Combined Condensed Financial Statements

On July 17, 2017, SemGroup Corporation (“SemGroup”) completed the acquisition of Buffalo Parent Gulf Coast Terminals LLC (“BPGCT”), which owns and operates HFOTCO LLC doing business as Houston Fuel Oil Terminal Company (“HFOTCO”), for a purchase price paid, or to be paid, in two payments. The first payment made on July 17, 2017, consisted of $301 million in cash (subject to customary adjustments for working capital, net indebtedness and capital expenditures), funded from our revolving credit facility, issuance of approximately 12.4 million shares of our Class A common stock and the assumption of existing HFOTCO net debt of approximately $761 million. The second payment requires us to pay the sellers $600 million in cash if paid on December 31, 2018 (the “Second Payment”). If paid prior to December 31, 2018, the amount payable will be discounted by 5% per annum. If not paid by December 31, 2018, the amount payable increases to $680 million and is due by December 31, 2019, or earlier if requested by the sellers.

The accompanying unaudited pro forma combined condensed financial statements of SemGroup have been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma combined condensed balance sheet at June 30, 2017, reflects the acquisition as if it had occurred on that date. The accompanying unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2017 and 2016 and the year ended December 31, 2016, reflect the acquisition as if it had occurred on January 1, 2016. The terms “we”, “our”, “us”, and similar language used in these unaudited pro forma combined condensed financial statements refer to SemGroup and its subsidiaries.

These unaudited pro forma combined condensed financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended June 30, 2017 and our annual report on Form 10-K for the year ended December 31, 2016, and the historical financial statements of BPGCT, which are included elsewhere in this current report on Form 8-K/A. These unaudited pro forma combined condensed financial statements should be read in conjunction with our and BPGCT historical financial statements and related notes thereto.

These unaudited pro forma combined condensed financial statements are provided for illustrative purposes only and do not purport to represent what our actual results of operations would have been if the acquisition had occurred on the dates assumed, nor are they necessarily indicative of our future operating results. However, the pro forma adjustments shown in these unaudited pro forma combined condensed financial statements reflect estimates and assumptions that we believe to be reasonable.

SEMGROUP CORPORATION

Unaudited Pro Forma Combined Condensed Balance Sheet

June 30, 2017

(in thousands)

	Historical		Pro Forma
	SemGroup	BPGCT	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$56,535	$3,829	$(246)	(a)	$60,118
Accounts receivable, net	381,345	10,743	285	(a)	392,373
Receivable from affiliates	8,650	—	—		8,650
Inventories	80,446	—	—		80,446
Other current assets	16,150	2,133	106	(a)	18,389

Total current assets	543,126	16,705	145		559,976

Property, plant and equipment, net	1,948,787	613,513	713,520	(b)	3,275,820
Equity method investments	430,514	—	—		430,514
Goodwill	34,802	907,700	(634,497)	(c)	308,005
Other intangible assets, net	145,639	19,837	266,163	(d)	431,639
Net investment in direct financing lease	—	67,825	(6,305)	(e)	61,520
Other noncurrent assets	63,350	5,353	(853)	(f)	67,850

Total assets	$3,166,218	$1,630,933	$338,173		$5,135,324

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$326,810	$8,306	$(7,700)	(a)	$327,416
Payable to affiliates	3,508	—	—		3,508
Accrued liabilities	113,783	7,205	(165)	(a)	120,823
Deferred revenue	9,425	117	61	(a)	9,603
Other current liabilities	1,920	—	—		1,920
Current portion of long-term debt	28	5,500	—		5,528

Total current liabilities	455,474	21,128	(7,804)		468,798

Long-term debt, net	1,215,244	744,998	549,934	(g1)	2,826,501
			300,823	(g2)
			15,502	(g3)
Deferred income taxes	63,323	—	—		63,323
Other noncurrent liabilities	26,778	12,805	1,379	(h)	40,962
Commitments and contingencies
SemGroup owners’ equity:
Preferred stock, $0.01 par value	—	—	—		—
Common stock, $0.01 par value	661	—	124	(i)	785
Additional paid-in capital	1,505,941	—	330,217	(i)	1,836,158
Treasury stock, at cost	(7,824)	—	—		(7,824)
Accumulated deficit	(34,450)	—	—		(34,450)
Accumulated other comprehensive loss	(58,929)	(6,976)	6,976	(i)	(58,929)
Members’ Capital	—	858,978	(858,978)	(i)	—

Total owners’ equity	1,405,399	852,002	(521,661)		1,735,740

Total liabilities and owners’ equity	$3,166,218	$1,630,933	$338,173		$5,135,324

SEMGROUP CORPORATION

Unaudited Pro Forma Combined Condensed Statement of Operations

Six Months Ended June 30, 2017

(in thousands, except per share amounts)

	Historical		Pro Forma
	SemGroup	BPGCT	Adjustments			Combined
Revenues:
Product	$741,367	$—	$—			$741,367
Service	156,680	71,016	—			227,696
Lease	—	6,391	—			6,391
Other	31,142	1,913	—			33,055

Total revenues	929,189	79,320	—			1,008,509
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	689,105	—	—			689,105
Operating	125,429	16,419	—			141,848
General and administrative	48,396	7,509	(5,453)	(n	)	50,452
Depreciation and amortization	50,201	13,359	23,236	(j	)	86,796
Loss on disposal or impairment, net	2,176	—	—			2,176

Total expenses	915,307	37,287	17,783			970,377

Earnings from equity method investments	34,844	—	—			34,844
Operating income	48,726	42,033	(17,783)			72,976
Other expenses (income), net:
Interest expense	27,344	14,216	30,270	(k	)	71,830
Loss on early extinguishment of debt	19,930	—	—			19,930
Foreign currency transaction gain	(1,011)	—	—			(1,011)
Other expense (income), net	(591)	23	—			(568)

Total other expenses, net	45,672	14,239	30,270			90,181

Income (loss) from continuing operations before income taxes	3,054	27,794	(48,053)			(17,205)
Income tax expense (benefit)	3,720	318	(7,638)	(l)		(3,600)

Net income (loss)	$(666)	$27,476	$(40,415)			$(13,605)

Net loss attributable to SemGroup per common share:
Basic	$(0.01)					$(0.17)
Diluted	$(0.01)					$(0.17)
Weighted average common shares outstanding:
Basic	65,717		12,384	(m	)	78,101
Diluted	65,717		12,384	(m	)	78,101

SEMGROUP CORPORATION

Unaudited Pro Forma Combined Condensed Statement of Operations

Year Ended December 31, 2016

(in thousands, except per share amounts)

	Historical		Pro Forma
	SemGroup	BPGCT	Adjustments		Combined
Revenues:
Product	$1,009,409	$—	$—		$1,009,409
Service	265,030	142,647	—		407,677
Lease	—	12,825	—		12,825
Other	57,725	3,506	—		61,231

Total revenues	1,332,164	158,978	—		1,491,142
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	873,431	—	—		873,431
Operating	212,099	31,589	—		243,688
General and administrative	83,908	13,373	—		97,281
Depreciation and amortization	98,804	29,352	49,638	(j)	177,794
Loss on disposal or impairment, net	16,048	—	—		16,048

Total expenses	1,284,290	74,314	49,638		1,408,242

Earnings from equity method investments	73,757	—	—		73,757
Loss on issuance of common units by equity method investee	(41)	—	—		(41)

Operating income	121,590	84,664	(49,638)		156,616
Other expenses (income), net:
Interest expense	62,650	31,787	60,540	(k)	154,977
Foreign currency transaction loss	4,759	—	—		4,759
Loss on sale or impairment of equity method investment	30,644	—	—		30,644
Other expense (income), net	(994)	51	—		(943)

Total other expenses, net	97,059	31,838	60,540		189,437

Income (loss) from continuing operations before income taxes	24,531	52,826	(110,178)		(32,821)
Income tax expense (benefit)	11,268	572	(21,622)	(l)	(9,782)

Income (loss) from continuing operations	13,263	52,254	(88,556)		(23,039)
Loss from discontinued operations, net of income taxes	(1)	—	—		(1)

Net income (loss)	13,262	52,254	(88,556)		(23,040)
Less: net income attributable to noncontrolling interests	11,167	—	—		11,167

Net income (loss) attributable to SemGroup	$2,095	$52,254	$(88,556)		$(34,207)

Net income (loss) attributable to SemGroup per common share:
Basic	$0.04				$(0.53)
Diluted	$0.04				$(0.53)
Weighted average common shares outstanding:
Basic	51,889		12,384	(m)	64,273
Diluted	52,281		12,384	(m)	64,665

SEMGROUP CORPORATION

Unaudited Pro Forma Combined Condensed Statement of Operations

Six Months Ended June 30, 2016

(in thousands, except per share amounts)

	Historical		Pro Forma
	SemGroup	BPGCT	Adjustments		Combined
Revenues:
Product	$447,022	$—	$—		$447,022
Service	126,273	72,143	—		198,416
Lease	—	6,449	—		6,449
Other	28,933	2,101	—		31,034

Total revenues	602,228	80,693	—		682,921
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	373,789	—	—		373,789
Operating	104,899	14,789	—		119,688
General and administrative	41,835	7,207	—		49,042
Depreciation and amortization	49,106	14,927	27,468	(j)	91,501
Loss on disposal or impairment, net	14,992	—	—		14,992

Total expenses	584,621	36,923	27,468		649,012

Earnings from equity method investments	40,149	—	—		40,149
Loss on issuance of common units by equity method investee	(41)	—	—		(41)

Operating income	57,715	43,770	(27,468)		74,017
Other expenses (income), net:
Interest expense	35,588	20,525	30,270	(k)	86,383
Foreign currency transaction loss	3,012	—	—		3,012
Loss on sale or impairment of equity method investment	30,644	—	—		30,644
Other expense (income), net	(678)	26	—		(652)

Total other expenses, net	68,566	20,551	30,270		119,387

Income (loss) from continuing operations before income taxes	(10,851)	23,219	(57,738)		(45,370)
Income tax expense (benefit)	(16,749)	248	(13,014)	(l)	(29,515)

Income (loss) from continuing operations	5,898	22,971	(44,724)		(15,855)
Loss from discontinued operations, net of income taxes	(4)	—	—		(4)

Net income (loss)	5,894	22,971	(44,724)		(15,859)
Less: net income attributable to noncontrolling interests	10,942	—	—		10,942

Net income (loss) attributable to SemGroup	$(5,048)	$22,971	$(44,724)		$(26,801)

Net loss attributable to SemGroup per common share:
Basic	$(0.11)				$(0.47)
Diluted	$(0.11)				$(0.47)
Weighted average common shares outstanding:
Basic	44,553		12,384	(m)	56,937
Diluted	44,553		12,384	(m)	56,937

SEMGROUP CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.	Basis of presentation

The historical consolidated financial information of the Company has been adjusted in the accompanying unaudited pro forma combined condensed financial information to give effect to pro forma events that are (i) directly attributable to the acquisition of BPGCT, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined condensed statements of operations, are expected to have a continuing impact on the results of operations.

The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

2.	Pro forma adjustments

These adjustments reflect the estimated consideration paid or to be paid by SemGroup to acquire BPGCT. The following table represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from BPGCT. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined condensed financial statements. The final purchase price allocation may differ from these estimates and could differ materially from the preliminary allocation described below (in thousands):

Preliminary consideration
Cash	$300,823
Common shares	330,341
Second Payment	549,934
Liabilities assumed
Fair value of long-term debt	766,000
Pension obligation	10,610

Total preliminary consideration	$1,957,708

Allocation to assets acquired
Cash acquired	$3,583
Net working capital	6,369
Property, plant and equipment	1,327,033
Net investment in direct financing lease	61,520
Finite-lived intangible assets
Customer relationships	255,000
Customer contract	1,000
Non-compete agreement	30,000
Goodwill	273,203

Total fair value of assets acquired	$1,957,708

(a) Adjustments to reflect the preliminary fair values of working capital items at the acquisition date. Final working capital adjustments will be made within 60 days of close.

(b) Adjustment to reflect the fair value of property, plant and equipment acquired.

(c) Adjustment to remove historical goodwill of BPGCT and record $273.2 million of goodwill reflected in the purchase price allocation.

SEMGROUP CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(d) Adjustment to remove historical intangible assets of BPGCT and record $286.0 million of intangibles reflected in the purchase price allocation.

(e) Adjustment to reflect the net investment in the direct financing lease at fair value on acquisition date.

(f) Adjustment to write-off historical BPGCT debt issuance costs associated with the HFOTCO revolving credit facility.

(g1) Adjustment to reflect the fair value of the Second Payment on the acquisition date.

(g2) Adjustment to reflect SemGroup’s revolver borrowing for cash consideration paid of $300.8 million

(g3) Adjustment to record assumed debt at fair value on acquisition date.

(h) Adjustments to record pension liability and interest rate swap liability at acquisition date fair values of $10.6 million and $3.5 million, respectively, and to write-off historical BPGCT contract liability of $0.2 million.

(i) Adjustments to write-off historical BPGCT equity including accumulated other comprehensive loss and record SemGroup par value and additional paid-in capital related to the acquisition.

(j) Adjustments to reflect increased depreciation and amortization expense due to increase in property, plant and equipment to fair value and the recognition of finite-lived intangible assets.

Property, plant and equipment is depreciated over periods of up to 25 years on a straight-line basis. Pro forma depreciation expense is based on the fair value of the assets at the acquisition date and is based on the expected useful life based on asset class and company policy. Adjustments to historical depreciation were made to bring total depreciation of BPGCT assets up to the following amounts (in thousands):

Six Months ended June 30, 2017	Year ended December 31, 2016	Six Months ended June 30, 2016
$24,028	$48,057	$24,028

Finite-lived intangibles are amortized over their estimated useful lives. The non-compete agreement is effective for two years from the acquisition date and will be amortized straight-line over the two-year period. Customer relationships are being amortized over 20 years on an accelerated basis which matches the incremental cash flow models used to value the intangible assets and in consideration of a historical customer attrition rate of 5%. Customer contracts are being amortized over three years on a straight-line basis. Adjustments to amortization expense were made to remove historical amortization expense and reflect the following amounts of amortization expense related to the finite-lived intangibles recognized in the acquisition (in thousands):

Six Months ended June 30, 2017	Year ended December 31, 2016	Six Months ended June 30, 2016
$12,567	$30,933	$18,367

SEMGROUP CORPORATION

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Amortization of intangible assets for the five years following the acquisition is expected to be (in thousands):

	Year ended December 31, 2017	Year ended December 31, 2018	Year ended December 31, 2019	Year ended December 31, 2020	Year ended December 31, 2021
Non-compete agreement	$7,500	$15,000	$7,500	$—	$—
Customer relationships	10,700	9,800	22,000	21,500	21,800
Customer contracts	167	333	333	167	—

Total	$18,367	$25,133	$29,833	$21,667	$21,800

(k) Adjustments to recognize interest expense related to the Second Payment which was discounted at 8% and SemGroup’s $300.8 million acquisition payment made from a borrowing on our revolving credit facility at 5.5%.

(l) Adjustments to recognize additional income tax expense based on SemGroup’s historical blended statutory rate of 37.7%. BPGCT is a pass-through entity for income tax purposes and therefore it’s historical financial statements only reflect Texas margins tax.

(m) Adjustment to reflect the 12.4 million common shares issued as consideration for the acquisition as if the acquisition had occurred on January 1, 2016. Common shares issued were valued based on the acquisition date market price of $26.68 per share.

(n) Adjustment to remove acquisition costs included in the historical financial statements of SemGroup.